ACQUISITION AGREEMENT
                              ---------------------


This Agreement is made on December 29, 2000 between JOSEPH P. GEBHARDT ("Gebhardt") the "Seller", NEW WAVE NETWORKS, LLC, a Nevada limited liability company (the "Company"), and PRIME COMPANIES, INC., a Delaware Corporation (the "Purchaser"). The Company is a party to this Agreement so that it may enter into certain contracts as provided herein, but shall have no rights or obligations under this Agreement except as expressly provided herein.

     Mr. Gebhardt's mailing address is: 250 South Martin, Box 6928, Stateline, Nevada, 89449. New Wave Networks, LLC's ("NWN") Resident Agent's address is: 250 South Martin, Stateline, Nevada 89449.

     Prime Companies, Inc.'s ("Prime") address is: 409 Center Street, Yuba City, California, 95991.


RECITALS:

A. Seller owns 112,658 Class A and 112,658 class B Units of the Company, said Units constituting one hundred percent (100%) of all its issued and outstanding Units. Gebhardt is the President, Resident Agent, Manager and/or Member of the Company.

B. Seller wishes to sell, and Purchaser wishes to purchase, all of the outstanding Units of the Company on the terms and conditions contained in this Agreement. As of the Closing, Seller shall exchange Units of NWN and Purchaser shall exchange Shares of Common Stock of Prime, relying on (amongst other things) the representations, warranties and undertakings to be structured under a Unit-for-Share non-taxable merger transaction that will be necessarily considered non-taxable under United States Internal Revenue Service Rules, Regulations and Code.

C. Seller warrants that NWN will be debt free upon the Closing of this Transaction.

D. Prime Companies, Inc. wishes to employ Gebhardt, and Gebhardt wishes to be employed by Prime Companies, Inc. on the terms and conditions of the Employment Contract included as Article VIII, Sections 8.1 to 8.8 of this Agreement.

E. Mr. Jim Wiesenberg is only a creditor in this proposed transaction and is not a principal of NWN. Mr. Jim Wiesenberg does not waive any of his rights under his loan agreement with NWN.


AGREEMENTS:

On the terms and subject to the conditions described herein, the parties agree as follows:


I. THE SALE OF UNITS

1.1 Commitments. The Seller agrees to (1) sell to Purchaser, and Purchaser agrees to purchase from Seller, 112,658 Class A and 112,658 class B Units of the Company, said Units comprising one hundred percent (100%) of the issued and outstanding Units of the Company and (2) the elimination of Mr. Jim Wiesenberg's outstanding debt for the purchase price provided in Section 1.2.

1.2 Purchase Price. The purchase price for all the Units of NWN and the elimination of Mr. Jim Wiesenberg's outstanding debt as described in Section 1.1 shall be (1) Five hundred fifty thousand dollars ($550,000.00) payable directly to Mr. Jim Wiesenberg in cash at the Closing (plus$175.00 per day in additional interest if not paid by December 31, 2000 which is deductible from the $50,000.00 in cash to be paid to Seller by Prime.). These funds shall, at Closing, be transferred to an account(s) designated solely by Mr. Jim Wiesenberg. (2) Fifty thousand dollars ($50,000.00) in cash and 1,500,000 Shares of Common Stock of Prime Companies, Inc. to be paid directly to Seller. The shares and the cash to be issued to the Seller may be designated to multiple parties as provided in this Agreement as Exhibit 1.2.

     This exchange ratio is based upon Prime's Common Stock shares being valued at $1.00 per Common Stock share and values NWN's gross 1990 POPs of 577,043 at $3.63 per POP or a total transaction value of $2,100,000.00 (made up of $550,000.00 in debt elimination, $50,000.00 in cash and 1,500,000 shares of Prime Common Stock).

     This valuation arbitrarily allocates $4.00 per POP for the "A" band license (386,507 POPs) or $1,546,028.00 and $2.90 per POP for the "B" band license (190,536 POPs) or $553,972.00.

1.3 Registration of Shares. These Common Stock shares to be granted to Seller from Prime must be registered under the Securities Exchange Act of 1933 ("the Act") utilizing a registration statement. The registration statement must be filed with the SEC within 120 days of the execution of this Agreement.

Mutual Release. As part of the Closing of this Transaction, Mr. Jim Weisenberg, Mr. Joseph P. Gebhardt and NWN agree to enter into a mutual release between and among the Parties.

1.5 The Closing. The closing ("Closing") of this Agreement will be held at the offices of Prime Companies, Inc., 409 Center Street, Yuba City, CA 95991, on February 13, 2001 (the "Closing Date") or at such other time and place as the parties may agree in writing. The obligation of each party to close is subject to its respective conditions as stated in Article VII.

1.6 Good Faith Deposit. A sum of $10,000.00 was paid by Prime to NWN as referenced in Section 2.2 of the Binding Letter of Intent dated October 27, 2000 between NWN and Prime as a good faith deposit. In the event that this Agreement is not executed, this deposit will be retained by NWN as a break-up fee.

     In the event that NWN terminates the Agreement, NWN must refund the deposit to Prime.

     In the event that this Agreement is executed, then the good faith deposit of $10,000.00 will be included as part of the $50,000.00 cash component to be paid to the Seller.

1.7 Exclusion. NWN will not engage in business combination discussions with any company or organization other than Prime from October 27, 2000 to December 31, 2000.

1.8 Financing. Following the execution of this Agreement, Prime agrees to review the NWN Business Plan and determine the capital needs of NWN. Prime agrees to arrange for debt and equity financing as required in the Business Plan.

1.9 Timetable. (1) This Agreement will be executed no later than December 31, 2000. (2) Prime and NWN will submit all necessary applications and forms to the FCC and all assignments and transfers will be posted for public notice no later than February 20, 2000. (3) The Parties will conclude the Transaction within five business days after the receipt of the FCC approval and no later than April 20, 2001, however, FCC approval of the transfer of the five licenses is a necessary pre-condition of the closing.


II. REPRESENTATIONS AND WARRANTIES

2.1 The Seller represents and warrants to the Purchaser as follows:

(a) Corporate Status. The Company is a Company duly organized and existing in good standing under the laws of the State of Nevada and is qualified to do business with full power, corporate and otherwise, to carry on its business and own its properties. Accurate and complete copies of the Certificate of Limited Liability Company and the By-Laws of the Company, including all amendments, are attached as Exhibits 2.1(a) and 2.1(a)2. The Company is qualified to do business and is in good standing in all jurisdictions where the nature of its activities or ownership of properties requires such qualification and has duly filed all franchise and other tax returns required to be filed by the laws of such states and jurisdictions and has paid all taxes shown to be due and payable in such returns.

(b) Capitalization. The present equity capitalization of the NWN is accurately and completely set forth in Exhibit 2.1(b). All outstanding membership interests of NWN are validly issued, fully paid and non-assessable. Except as set forth in
Exhibit 2.1(b)1, the Company does not have any authorized, issued or outstanding securities convertible into or exchangeable for membership interests, nor does any person hold any option or right to purchase or otherwise acquire any interests or any securities convertible into or exchangeable for such interests. NWN has not declared, and has no outstanding commitment, to pay any dividend or to make any distribution or transfer of assets to its members or persons affiliated with them. The Company has not adopted or committed to any change in its equity capitalization.

(c) Title to Units. The Seller owns all 112,658 Class A and 112,658 class B Units of the Company hereunder free and clear of all pledges, liens, encumbrances, security interest, mortgages, deeds of trust and claims whatsoever and of all restrictions on his right to sell them to Purchaser hereunder. Without limitation, neither the Seller nor the Company is party to any existing agreement restricting the sale or transfer of the units or granting any person a right to buy them.

     (d)  Subsidiaries.  The Company has no subsidiaries  except those listed in
Exhibit 2.1(d). Except as set forth in Exhibit 2.1(d), the Company owns all of the authorized and outstanding stock of each of its subsidiaries free and clear of all pledges, liens, encumbrances, security interests, mortgages, deeds of trust, claims, or restrictions on the change of control contemplated herein.

(e) Membership Authorization. Execution, delivery and performance of this Agreement has been duly authorized by all requisite action on the part of the members of NWN. NWN has all necessary power and authority to enter into and perform this Agreement which will not conflict with any law, regulation, restriction, or agreement to which it is subject.

(f) Financial Statements. The financial statements of the Company for its fiscal years ended December 31, 1998 and 1999, and the nine month period ended September 30, 2000, will be audited by KPMG, and attached as Exhibit 2.1(f) , and will reflect fairly the financial condition of the Company at such dates and its results of operations, retained earnings and changes in financial position for the fiscal years then ended in accordance with generally accepted accounting principles consistently applied. All material liabilities and obligations, existing and contingent, of the Company at September 30, 2000 are fairly reflected or disclosed and described in its financial statements and the notes thereto. Since September 30, 2000, the Company has conducted its activities only in the ordinary course and no material change in its financial condition, results of operations or retained earnings occurred during such period.

         (g) Taxes. Seller has delivered to Purchaser complete and correct copies of the federal, state and local tax returns of the Company for each of the three years ended December 31, 1997, 1998 and 1999. Such returns and the information contained therein have been properly and accurately compiled and completed and reflect the tax liabilities of the Company for the periods in question. Purchaser may withhold and deduct from Mr. Gebhardt's cash disbursement any amounts due to any Federal or state agency for unpaid taxes. Prior to closing Seller will deliver to Purchaser all such returns which must be filed prior to close. The Company has not filed any federal, state and local tax returns which may required to be filed and has not paid or made adequate provision for the payment of all taxes which have become or may become due in respect o f operations during the periods to which such returns relate. The Company has not delivered to Purchaser complete and correct copies of the reports of any audit of the income tax returns of the Company and of any deficiency letter and/or proposed assessment issued at the end of any such audit
and  all  subsequent   correspondence  and  documents   relating  thereto.

(h) Litigation, Proceedings or Claims. Except as described in Exhibit 2.1(h), there is no litigation, governmental proceeding or investigation, or claim pending or threatened against the Company or the Seller or the Company's properties or business which might materially and adversely affect its financial condition, business or operations, or against or relating to the transactions contemplated by this Agreement.

(i) Description of Properties, Contracts and Material Information. Exhibit 2.1(i) is an accurate and complete list as of the date of this Agreement of (i) all real property and all major items of equipment presently owned or leased by the Company with a brief description of each property and its use, copies of title instruments and leases, and details relating to any liens, encumbrances or claims thereto and any direct or indirect interest therein of any of the Company's directors or officers; (ii) all patents, trademarks, trade names, copyrights, including all registration thereof and applications therefor presently owned in whole or in party by the Company, and all patent, trademark or copyright licenses to which the Company is a party; (iii) all bonds, debentures, notes, stock or other securities other than stock of subsidiaries already listed in Exhibit 2.1(d), and all accounts receivable other than trade accounts receivable which are not more than 90 days old, held or owned by the Company; (iv) all policies of insurance in force covering or owned by the Company; (v) all loan agreements or bank credit agreements in effect, setting forth the amount of the original loan, the unpaid balance, the interest rate and payments, the maturity date, any prepayment penalties and the name of the lender; (vi) all agreements to which the Company is a party.; (vii) all employment contracts with any officers or employees of the Company and the names and current salary rates of all such officers and employees, together with a description of all incentive, compensation, bonus, profit sharing retirement, pension or other similar plans or arrangements for any of such officers or employees and (viii) all agents, consultants and independent contractors retained by the Company, with a brief description of the arrangement for compensation, and all persons, if any, holding a power of attorney, to act on its behalf (ix) all agreements and transactions entered into and in force with any officer, director or member of the Company or any person related to any of them. Complete and correct copies of all agreements, instruments or other documents relating to the items referred to above are attached hereto as Exhibit(s) 2.1(i). The Company is not in material default on any obligation to be performed by it under any loan, plan or agreement referred to in Exhibit 2.1(i), or in material violation of any law, ordinance, regulation, order or decree applicable to it.

(j) Legal Compliance. The Company is in compliance with all laws, regulations, permits and orders applicable to its business and assets. Seller has not, and is not, infringing any patent, trademark or copyright or using or disclosing without authorization any trade secret of third parties.

(k) Employee Relations. Since January 1, 1998, the Company has not experienced any strike, work interruption, organization campaign or other concerted action by its employees and has not received any complaint of failure to comply with equal employment opportunity laws.

  (l) Employee Benefit Plans. All employee benefit plans, as defined in the Employee Retirement Income Security Act, covering present and former employees of the Company are listed in Exhibit 2.1(l) attached hereto and have been fully disclosed to the Purchaser including, without limitation, all commitments to provide employee benefits. Any plans intended to be qualified plans and trusts intended to be exempt organizations under the Internal Revenue Code are qualified and exempt and the Company has determination letters evidencing such status. There has been, and is, no reportable event, accumulated funding deficiency, termination liability, withdrawal liability or prohibited transaction in connection with such plans. The Company has no obligation to provide post-retirement health, medical, death or other welfare benefits. All group health plans have been maintained in compliance with the Internal Revenue Code. All vacation, severance and similar plans or policies of the Company have been fully and accurately disclosed to the Purchaser, and are listed in Exhibit 2.1(l) attached hereto.. (m) Environmental, Safety and Product Liability. Without limitation of other representations and warranties herein, the Company and its business and assets are in compliance with, and are not subject to, any liability under federal, state and local environmental laws. The Company is not aware of any reason why it will not continue to be able to comply with all its permits or to renew any permit expiring within one year after the date of this Agreement without imposition of standards materially stricter than those now in effect. The Company is not subject to any liability with respect to a release or disposal of hazardous waste, hazardous substances or constituents or pollutants. The Company is not subject to any liability with respect to defective products regardless of whether such liability results from breach of express or implied warranties or strict liability imposed by reason of misdesign, mismanufacture or failure to warn.

2.2 Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Seller and the Company as follows:

(a) Purchaser is a Corporation duly authorized and existing in good standing under the laws of Delaware with full corporate power and authority to carry out the transactions contemplated by this Agreement.
(b) The execution, delivery and
performance by Purchaser of this Agreement and all other agreements and transactions contemplated herein have been authorized on the part of Purchaser by all requisite corporate action and will not violate or conflict with its Certificate of Incorporation or By-laws or with any law, regulation, judgment, order, restriction or agreement to which Purchaser is a party or to which it is subject.

(c) The Units of NWN are being acquired by Purchaser for investment and without any view to, or for resale in connection with, any distribution of such Units within the meaning of the Securities Act of 1933.

(d) No consent, approval, permit, registration, filing or notice to or with any governmental agency or third party is required on the part of Purchaser for the execution, delivery and performance of this Agreement except as expressly provided herein.

         (e) This is no litigation or governmental proceeding pending or, to the best of Purchaser's knowledge, threatened against Purchaser that questions the validity or challenges the performance of this Agreement or any action to be taken by Purchaser pursuant to this Agreement.


III. COVENANTS

3.1 Conduct of Business Until Closing. Pending the Closing, Seller shall cause NWN, and NWN agrees, to conduct its business only in the ordinary course. Without limitation of the foregoing, NWN shall (A) use its best efforts to preserve intact its business and its assets; (B) maintain its assets in good repair and operating condition except for fire, flood or other Acts of God; (C) continue in full all existing insurance coverage, (D) not enter into any material contract or other transaction without prior written approval of Purchaser; (E) use its best efforts to retain employees, customers and suppliers; (F) refrain from any increase in the compensation or benefits of employees or any commitment for an increase; (G) not engage in any inter-company transaction with any of its affiliates except for continuation of transactions in the normal course of business fully disclosed in exhibits to this Agreement;
(H) refrain from any sale or transfer or commitment to sell or-transfer any of its assets except for sales of products in the ordinary course of business or any action or omission which will subject its assets to any lien, encumbrance, or security interest; (I) refrain, without Purchaser's consent, from any material modification of any of its assets or commitment for any capital expenditure.

3.2. Access to the Business and Assets. Until the Closing, Seller shall consult with Purchaser on the operation of its business and shall afford access to Purchaser and its representatives during normal business hours to all records of its business and Assets and to its employees, accountants, customers and suppliers. However, no investigation by Purchaser shall limit responsibility of Seller for the representations, warranties and agreements herein. Seller shall maintain its assets in good order and repair, but no material alterations or improvements shall be made except with the written approval of Purchaser.

3.3. Transfers of Certain Properties. At or prior to the Closing, Seller shall transfer to the Company its assets currently owned by either or both of them but used wholly or partially in its business and listed in Exhibit 3.3. At or prior to the Closing, Prime shall transfer to Seller certain assets listed in Exhibit 3.3.

3.4. (This section intentionally omitted)

3.5. Cooperation After the Closing. After the Closing, Seller and Purchaser shall cooperate in transition of ownership of the Company from Seller to Purchaser. Without limitation, if Seller shall receive any assets of the Company after the Closing, he shall promptly deliver such assets to the Company. If either party or the Company shall need any information for the preparation of tax returns, the other party shall furnish such information in reasonable prior notice.

         3.6. Confidential Information. All technical and business information furnished by either party to the other party in connection with the transactions contemplated by this Agreement shall be maintained in confidence and shall not be disclosed to third parties or used except for the purposes of this Agreement. The foregoing obligations shall not apply to information which the recipient can show that (a) the information was previously known to it at the time of receipt,
(b) was in the public domain at the time of receipt or thereafter entered the public domain without fault of the recipient, (c) corresponds to information which was furnished to the recipient by a third party lawfully entitled to do so, (d) was developed independently by personnel of the recipient who had no access to the information or (e) is required to be disclosed in legal proceedings. If this Agreement shall not be closed, Purchaser shall return to Seller all documents concerning its business or Assets obtained by Purchaser from Seller.

3. 7. Noncompetition. Seller agrees not to compete, directly or indirectly, with Purchaser in any markets in which Purchaser is conducting wireless business in the United States for a period of two years after the Closing Date, or a period of one year after termination of employment, whichever is longer. Such competition shall include, without limitation, any employment or consultation with persons engaged or planning to engage in competition with Purchaser's business and any investment in any such person.

3.8. Seller represents to Purchaser that neither he nor the Company has, and Purchaser represents to Seller that Purchaser has , not retained any finder, broker, or agent, or agreed to pay a fee or commission to any such person. Each party agrees to defend and indemnify the other parties against all loss, liability, cost and expense (including reasonable attorneys fees) in connection with any claim or claims which may be made against the other parties by reason of alleged agreements, understandings or arrangements for such a fee or commission by it.


IV.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF  THE PARTIES

4.1 Conditions to the Obligations of Purchaser. The obligation of Purchaser to close this Agreement is, at its option, subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller shall continue to be accurate in all respects on the Closing Date, subject to changes occurring in the ordinary course of business and not materially adverse in nature, and they shall have performed all covenants and other obligations under this Agreement required to be performed by them at or before the Closing Date.

(b) No Material Adverse Change. There shall have been no material adverse change in its business, assets, financial condition, or results of operations of the NWN.

(c) Delivery of Certain Documents. Seller and the Company shall have delivered at the Closing all of the documents described in Article V.

4.2 Conditions to the Obligations of the Seller and the Company. The obligations of Seller to close this Agreement are at the option of each of them, subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser shall continue to be materially accurate in all respects on the Closing Date and the Purchaser shall have performed all covenants and other agreements herein required to be performed by it on or before the Closing Date.

(b) Delivery of Certain Documents. The Purchaser shall have delivered at the Closing the payments and documents described in Article V.

4.3 Failure of Fulfillment of Conditions; Remedies. The parties each agree to make all reasonable efforts to fulfill their respective conditions and to cooperate with the other party in fulfillment of its conditions. If any party fails or refuses to perform this Agreement, the other party or parties shall be entitled to specific performance of this Agreement or such other remedies as may be granted in equity or law by a court of competent jurisdiction, in a court of competent jurisdiction in the Sacramento district of Northern California.

V. DOCUMENTS TO BE DELIVERED AT THE CLOSING

5.1 Documents Delivered by the Seller and the Company. At the Closing, the Seller and the Company shall deliver to the Purchaser the following documents:

(a) Such evidence of limited liability company existence, qualification, good standing, incumbency of officers adoption of resolutions and evidence of other limited liability company procedures and authority as may reasonably be requested by counsel for the Purchaser.
(b)  Evidence  that the  property  transfers  described in Section 3.3 have been made.
(c) A certificate signed by the Seller updating and reaffirming the representations and warranties set forth in Section 2.1 and confirming performance of all the covenants set forth in Article III to the extent they are to be performed by them on or before the Closing Date.
(d) A "comfort letter" from Seller's counsel, dated the Closing Date.
(e) A written opinion of Seller's counsel, dated the Closing Date.
(f) A release signed by Seller.
(g) Certificates representing all Units of NWN.
(h) Employment Contract in the form attached as Exhibit V5.1(h) signed by Prime and Gebhardt as described in Article VIII, Sections 8.1 to 8.8 of this Agreement.

5.2 Documents to be Delivered by Purchaser. At the Closing and upon fulfillment of the conditions described at Section 5.1 by the Seller and the Company, the Purchaser shall deliver documents and make payments as follows:

(a) Such evidence of corporate existence, qualification, good standing, incumbency of officers, adoption of resolutions and evidence of other corporate procedures and authority as may reasonably be requested by counsel for the Seller.
(b) A certificate signed by an officer of the Purchaser updating and reaffirming its representations and warranties set forth in Section 2.2 and confirming performance of all the covenants set forth in Article III to the extent they are to be performed by the Purchaser on or before the Closing date.
(c) A written opinion of Purchaser's counsel, dated the Closing Date.
(d) A certified bank check for $550,000.00 payable to Mr. Jim Wiesenberg.
(e) A certified bank check for $5,000 payable to Douglas C. MacLellan.
(f) A certified bank check for $35,000 (or remaining balance after MacLellan's check) payable to Gebhardt.Family Trust
(g) Stock certificate for 875,000 shares of Common Stock of Prime in the name of Gebhardt Family Trust.
(h) Stock certificate for 40,000 shares of Common Stock of Prime in the name of Michael Gebhardt..
(i) Stock certificate for 40,000 shares of Common Stock of Prime in the name of Competitive Consulting Group.
(j) Stock certificate for 20,000 shares of Common Stock of Prime in the name of Blooston, Mordofsky, Jackson, and Dickens.
(k) Stock certificate for 150,000 shares of Common Stock of Prime in the name of Douglas C. MacLellan.
(l) Stock certificate for 30,000 shares of Common Stock of Prime in the name of David Kearney.
(m) Stock certificate for 50,000 shares of Common Stock of Prime in the name of Gordy Tierny.
(n) Stock certificate for 90,000 shares of Common Stock of Prime in the name of Jim Brown.
(o) Stock certificate for 90,000 shares of Common Stock of Prime in the name of Richard Wiese.
(p) Stock certificate for 15,000 shares of Common Stock of Prime in the name of Fred Cohen.
(q) Stock certificate for 10,000 shares of Common Stock of Prime in the name of Tim Warner.
(r) Stock certificate for 90,000 shares of Common Stock of Prime in the name of Craig Riggs.

5.3 Simultaneous Delivery. All documents delivered at the Closing shall be deemed to have been delivered simultaneously.

VI. GENERAL PROVISIONS

6.1 Survival; Indemnities. All representations, warranties and agreements of the parties shrill survive the Closing, notwithstanding investigations made by the parties. Seller shall jointly and severally indemnify the Purchaser, and Purchaser shall indemnify Seller against all loss, liability, damage and expense resulting from untruth, inaccuracy or incompleteness of the information contained in their respective representations and warranties or any failure to perform their respective agreements.

6.2 Further Actions. The parties agree to execute and deliver from time to time hereafter any and all such further documents and to take such further actions as shall be reasonably necessary to carry out the transactions contemplated by this Agreement.

6.3 Nonassignability. Neither this Agreement nor any rights thereunder may be assigned or otherwise transferred directly or indirectly by any party without the prior written consent of the other parties and any attempt to do so shall be null and void, provided that this Agreement and the rights and obligations herein shall inure to the benefit of, and be binding upon, the executors, administrators, heirs and successors of Gebhardt in the event of his death.

6.4 Entire Agreement. In entering into and closing this Agreement, no party has relied or shall rely upon any promises, representations and warranties not expressed herein, and this Agreement expresses their entire agreement on the subject matter.

6.5 Amendment and Waiver. Neither this Agreement nor any provision or provisions herein may be amended or waived except by a written amendment or new agreement executed by the parties.

6.6 Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of California. Each of the parties consents to the jurisdiction of the federal and state courts in California in all matters relating to this Agreement.

6.7 Notices. All notices or other communications hereunder shall be given in writing and shall be deemed to be duly given if delivered or mailed, first class postage prepaid, to the following addresses:
         In the case of NWN:             ATTN: Mr. Joseph P. Gebhardt, President
                                               P.O. Box 6928
                                               250 South Martin
                                               Stateline, NV 89449
                                               Telephone:        775-588-1995
                                               Facsimile:        702-588-0805

         In the case of Prime:           ATTN: Mr. Norbert J. Lima, President
                                               409 Center Street
                                               Yuba City, CA 95991
                                               Telephone: 530-755-3580
                                               Facsimile: 530-671-3215

Copies to:

      ATTN:Mr. Stephen Goodman, CFO             Pfeffer & Williams, PC.
           2975 Treat Boulevard, Suite C-8      ATTN: Mr. Irving Pfeffer, Esq
           Concord, CA 94518                    155 Montgomery Street, Suite 609
           Telephone:       925-687-9669        San Francisco, CA 94104
           Facsimile:       925-687-9670        Telephone:       415-296-7272
                                                Facsimile:       415-296-8780
           Doug MacLellan
           The MacLellan Group, Inc.
           8324 Delgany Avenue
           Playa Del Rey, CA 90293
           Telephone 310-301-7728
           Fax 310-301-7748

6.8 Expenses. The Seller shall pay all costs and expenses incurred by him (including, without limitation, the payment of all fees and expenses of its counsel) and any tax on the sale or transfer of their shares and the Purchaser shall pay all costs and expenses incurred by it (including, without limitation, all fees and expenses of its counsel) in carrying out its respective obligations under this Agreement and the transactions contemplated herein. All expenses related to discussion, negotiations and other activities between the Company, Gebhardt and Prime are the sole responsibility of the party that incurs them.

6.9 Announcements. Pending completion of this Agreement, the Parties shall, subject to the requirements of law or any regulatory body or the rules and regulations of any recognized stock exchange, consult together as to the terms of, the timetable for and manner of publication of, any formal announcement or circular to the shareholders, employees, customers, suppliers, distributors, and sub-contractors and to any recognized stock exchange or other authorities or to the media or otherwise which any party may desire or be obliged to make regarding this Agreement. Any other communication which the Parties may make concerning the foregoing matters shall, subject to the requirements of law or any regulatory body or the rules and regulations of any recognized stock exchange, be consistent with any such formal announcements or circular.

6.10 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original, but all the counterparts shall constitute one and the same instrument.

6.11 Presumption. As designated in the Binding Letter of Intent between NWN and Prime dated October 27, 2000, this Agreement has been drafted by Prime's legal counsel. Any FCC approval applications are to be drafted by Prime's communications legal counsel. This Agreement, the FCC approval applications, or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

6.12 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

         6.13 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Purchaser and Seller.

         6.14 Waiver of Compliance; Consents. Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such conditions, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         6.15 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

6.16 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         6.17 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         6.18 Attorney Fees. In the event of an arbitration, suit or action brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney fees to be fixed by the arbitrator, trial court, and/or appellate court.

         6.19 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

6.20 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

6.21 Parties in Interest - No Third Party Beneficiaries . Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

6.22 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

VII.              CONDITIONS
         Completion of this Agreement is anticipated to be conditional upon satisfaction of the following conditions:

         7.1 Due Diligence. Prime being satisfied on or before the later of (1) December 31, 2000 or (2) 15 days after the audited financial statements referred to in Section 2.1(f) above and Section 7.6 below are delivered to Prime, in its sole and absolute discretion with a detailed and wide ranging due diligence exercise to be carried out by it and its professional advisors on its behalf and in relation to the direct interests being acquired by virtue of Prime's purchase or acquisition of Units.

         7.2 Access to Credit Line. This proposed transaction is necessarily based upon Prime having access to an anticipated equity credit line that would allow Prime to meet the cash components of the transaction,. In the event that Prime is unable to access this capital pool by February 13, 2000, the transaction may be terminated by either party or extended upon the mutual consent of all Parties.

         7.3 Consent. Obtaining all necessary consents and approvals from Prime's and NWN's respective Board of Directors, and if necessary, their respective stakeholders.

         7.4 SEC Registration. The Parties to any submission for the approvals of issuance and or registration of the Shares of Prime, to be received by Seller in respect of the exchange of the Shares to the Securities and Exchange Commission shall be prepared by, made in the name and at the expense of Prime, subject to the input of NWN and that all requests and inquiries from any government, governmental, or regulatory body shall be dealt with by Prime and/or NWN in consultation with each other and each shall promptly co-operate with and provide all necessary information and assistance reasonably required by such government, or agency upon being requested to do so.

         7.5 Debt Conversion. In the event that NWN's debt holder (Mr. Jim Wiesenberg) converts his outstanding debt to Units in NWN, or he does not accept the $550,000.00 plus any additional interest if any accrued after December 31, 2000, as payment in full for his debt owed to him by NWN, then Prime has the right to immediately terminate this Agreement. In the event that this Agreement is terminated by Prime due to the above, NWN will return the $10,000 good faith deposit money.

         7.6 Audit. NWN will commence a two year and nine month audit of its business.. The costs associated with the audit will be initially underwritten by Prime. In the event that the audit cannot be completed by NWN, then NWN will reimburse Prime for any audit related costs paid by Prime, and the $10,000 good faith deposit money.



VIII. EMPLOYMENT AGREEMENT

         8.1 Mr. Joseph P. Gebhardt will be provided by Prime with a one year renewable employment agreement on the following terms:

     Mr. Gebhardt's base salary will be $78,000.00.

     Mr. Gebhardt will receive a bonus plan of $40,000.00, to be paid half in cash and half in Common Stock of Prime calculated at the market value on the date of grant of any bonus if Mr. Gebhardt introduces to and assists Prime in the acquisition of a group of BTA's consisting of 1 million POPs. Mr. Gebhardt will be paid an additional $40,000.00 bonus under the same terms for each additional 1 million POPs acquired by Prime. Any prospective acquisition candidates under contract with or represented by Daniels & Associates are specifically excluded from this bonus plan.

     Mr. Gebhardt will receive at the execution of this Agreement, a total of 50,000 three year common stock options that will vest 1/12 each month over the period of the Employment Agreement. The options will be priced at the closing price of Prime's common stock on the date of the Closing and Primeherein provides piggyback registration rights to any shares issued through the exercise of these options.

     Mr. Gebhardt will receive health care coverage provided through Prime equivalent to that of other senior executives at Prime.

     Mr. Gebhardt's title shall be Head of Acquisitions. He will also be invited to attend any regular sessions of Prime's Board of Directors meetings as a Senior Advisor on Acquisitions to the Board of Directors during the period of his Employment Agreement.

In the event that Mr. Gebhardt is terminated without cause during the period of his Employment Agreement, all options will immediately vest and he will receive a severance payment in a lump sum of $50,000.00.


Prime agrees to interview, and if found appropriate, hire Mr. Lee Cluff as an employee to assist Prime and Mr. Gebhardt in general business and acquisition analysis at a starting salary of $2,000.00 per month.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the 29th day of December, 2000.


         New Wave Networks, LLC

By
         President_____________________
                  Joseph P. Gebhardt

         PRIME COMPANIES, INC.

By
         President_______________________
                  Norbert J. Lima

Exhibit 1.2

DATE:             December 27, 2000
RE:               New Wave Acquisition
enclosed are the contents for inclusion in the unnumbered Exhibit of 1.2 of the draft contract:

Share Allocation of 1,500,000 Shares:

1.       Gebhardt Family Trust
         P.O. Box 10168
         Zephyr Cove, Nevada  89448
         Phone:  775-588-1999
         875,000 Shares

2.       Competitive Consulting Group
         6811 Kenilworth Ave., Suite 302
         Riverdale, Maryland  20737
         Phone:  301-69905300
         40,000 Shares

3.       Blooston, Mordkofsky, Jackson and Dickens
         2120 L. Street, N.W.
         Washington, D.C.  20037
         Phone:  202-659-0830
         20,000 Shares

4.       Mr. Douglas C. MacLellan
         8324 Delgany Avenue
         Playa del Rey, CA  90293
         Phone:  310-301-7728
         150,000 Shares

5.       Mr. Mike Gebhardt
         Address and phone to be provided
         40,000 Shares

6.       Mr. David Kearney
         Address and phone to be provided
         30,000 Shares

7.       Mr. Gordy Tierny
         4000 Crest View Lane
         Shoreview, St. Paul  MN  56126
         Phone to be provided
         50,000 Shares

8.       Mr. Jim Brown
         Address and phone to be provided
         90,000 Shares

9.       Mr. Richard Wiese
         Address and phone to be provided
         90,000 Shares

10.      Mr. Fred Cohen
         P.O. Box 612161
         South Lake Tahoe, CA  96152
         Phone to be provided
         15,000 Shares

11.      Tim Warner
         Address to be provided
         10,000 shares

12.      Craig Riggs
         Address to be provided
         90,000 shares

Cash Allocation of US$40,000.00: Mr. Douglas C. MacLellan - US$5,000
--------------------------------
         8324 Delgany Avenue
         Playa del Rey, CA  90293
         Phone:  310-301-7728

Gebhardt Family Trust - US$35,000.00 or the remaining balance after Mr. MacLellan receives US$5,000.00
         P.O. Box 10168
         Zephyr Cove, Nevada  89448
         Phone:  775-588-1999

Exhibit 2.1(a)1
Certificate of Limited Liability Company

Attached to original document but not available in electronic format.

Exhibit 2.1(a)2
By-Laws of New Wave Networks LLC.

14 page Operating Agreement of New Wave Networks LLC dated December 31, 1997 attached to original document but not available in electronic format

Exhibit 2.1(b)
Equity Capitalization of New Wave Networks LLC.

Exhibit 2.1(b)1

None

Exhibit 2.1 (d)

None

Not Applicable

Exhibit 2.1 (f)

Audit to be conducted by KPMG

Exhibit 2.1 (h)
none

Exhibit 2.1 (i)
none

Exhibit 2.1 (L)

none

Exhibit 3.3

FCC license  call sign  WPOK205
FCC license  call sign  WPOK206
FCC license  call sign  WPOK207
FCC license  call sign  WPOK208
FCC license  call sign  WPOK209

Exhibit 5.1 (h)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into this ____day of __________ of 2001 effective _______________ (the "Effective Date"), by and between Prime Companies, Inc., a Delaware corporation (the "Company"), and _______________, a resident of Nevada ("Executive").

                  WITNESSETH:

WHEREAS, the Company is a corporation engaged in business in the State of Delaware and throughout the United States; and WHEREAS, the Company desires to employ Executive in the capacity of Head of Acquisitions upon the terms and conditions hereinafter set forth; and WHEREAS, Executive is willing to enter into this Agreement with respect to his employment and services upon the terms and conditions hereinafter set forth; NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Company hereby employs Executive and Executive hereby accepts such employment upon the terms and conditions set forth below.

1. Term of Employment. The term of employment under this Agreement shall be for a period of one (1) year, commencing on the Effective Date and terminating onone year from that date unless such employment is terminated or extended prior to the expiration of said period as hereinafter provided. Effective as of the expiration of such initial one-year term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than one (1) months prior to each such respective date, either party hereto shall have given notice to the other that the term shall not be so extended. In the event of non-renewal, and the terminating party shall give notice of this decision not later than five and a half months before the anniversary date. Notwithstanding the foregoing, Executive's employment hereunder may be earlier terminated as provided in ss.8 hereof.

2. Duties of Executive. Positions and Reporting. The Company hereby employs the Executive for the Employment Period as its President and Chief Operating Officer on the terms and conditions set forth in this Agreement. During the Employment Period, Executive shall report directly to the Chairman on an ongoing basis and directly to the Board of Directors of the Company (the "Board") with full access to the Board except during executive sessions. Complete Commitment. Executive agrees that during the term of this Agreement, he will devote his professional and business-related time, skills, and best efforts to the businesses of the Company in the capacity of Head of Acquisitions or in such other capacities as the Company may request of Executive hereafter in writing. Authority and Duties. Executive shall exercise such authority, perform such executive duties and functions, and discharge such responsibilities as are reasonably associated with the Executive's positions, commensurate with the authority vested in the Executive pursuant to this Agreement, and consistent with the By-Laws of the Company as may be modified from time to time by the Board. The Executive shall attend all Board meetings, and the Executive agrees to serve as a director if invited by the Board. During the Employment Period, the Executive shall devote full business time, skill, and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may make and manage personal business investments of his choice and, after first seeking and obtaining Board approval, have a second job or serve in any capacity with any civic, educational, or charitable organization, or any trade association. If there are major changes in the duties or responsibilities of Executive from those listed above that are not mutually agreed upon, Executive may give notice of non-acceptance specifying the details of his counter-proposal and request to negotiate a mutually acceptable compromise. If the Parties are unable within thirty (30) days of the date of Executive's notice of non-acceptance, Executive may give notice of his intention to terminate his employment which shall become effective sixty (60) days thereafter absent a mutual agreement otherwise and absent the Company's withdrawal of the request for changed duties, thereby re-establishing the status quo ante. Executive agrees to continue to fulfill his employment obligations throughout the entire period of employment and to train conscientiously a replacement if so requested, notwithstanding any pending notice of termination. (d) Other Positions. The Company acknowledges and agrees that, during the term of this Agreement, Executive will devote some of his professional and business-related time, skills, and best efforts to Prime Companies, Inc. and subsidiaries of Employer including LMDS Communications, Inc., and that Employee will not receive compensation from such subsidiaries for his services.

3. Compensation. The Company shall pay Executive an annual base salary of One Hundred Thousand ($78,000.00) per annum (or fraction for portions of a year) to be paid semi-monthly on or about the second and 16th of each month. Such base salary will be adjusted from time to time in accordance with then current standard salary administration guidelines of the Company. Executive's salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of the Company.

4. Fringe Benefits. The terms of this Agreement shall not foreclose Executive from participating with other employees of the Company in such fringe benefit or incentive compensation plans as may be authorized and adopted from time to time by the Company; provided, however, that Executive must meet any and all eligibility provisions required under said fringe benefit or incentive compensation plans. Executive may be granted such other fringe benefits or perquisites as Executive and the Company may from time to time agree upon. In addition, Human Resources may devise a job specific incentive plan and present it to Board and, if approved, to Executive.

5. Vacations. Executive shall be entitled to the number of paid vacation days in each calendar year as shall be determined by the Board from time to time. In no event, however, shall Executive be entitled to less than two weeks paid vacation during each calendar year.

6. Reimbursement of Expenses. The Company recognizes that Executive will incur legitimate business expenses in the course of rendering services to the Company hereunder. Accordingly, the Company shall reimburse Executive, upon presentation of receipts or other adequate documentation, for all necessary and reasonable business expenses incurred by Executive in the course of rendering services to the Company under this Agreement.

7. Working Facilities. Executive shall be furnished an office, and such other facilities and services suitable to his position and adequate for the performance of his duties, which shall be consistent with the policies of the Company.

8. Termination. The employment relationship between Executive and the Company created hereunder shall terminate before the expiration of the stated term of this Agreement upon the occurrence of any one of the following events:

(a) Executive's Death or Permanent Disability. For the purpose of this Agreement, the "permanent disability" of Executive shall mean Executive's inability, because of his injury, illness, or other incapacity (physical or mental), to perform the essential functions of the position contemplated herein, with or without reasonable accommodation to Executive with respect to such injury, illness, or other incapacity, for a continuous period of sixty (60) days or for ninety (90) days out of a continuous period of 360 days. Such permanent disability shall be deemed to have occurred on the sixtieth (60th) consecutive day or on the ninetieth (90th) day within the specified period, whichever is applicable.

(b) Termination for Cause. The following events, which for purposes of this Agreement shall constitute "cause" for termination with the majority vote of the
Board: The willful breach by Executive of any provision of Sections 11, 12, or 13 hereof or any act of fraud, misappropriation, or embezzlement by Executive with respect to any aspect of the Company's business or under circumstances that reflect adversely on the Company in the public eye, in each case in the Board's sole and exclusive determination, shall be cause for immediate termination with immediate curtailment of all compensation, benefits within statutory limitations, and stock option rights. The willful breach by Executive of Section 2 hereof (including but not limited to a refusal to follow lawful directives of the Board) after notice to Executive of the details thereof and a period of 10 days thereafter within which to cure such breach and the failure of Executive to cure such breach to the Board's satisfaction within such 10 day period; The use of illegal drugs by Executive during the term of this Agreement that, in the sole and exclusive determination of Board, interferes with Executive's performance of his duties hereunder or under circumstances that reflect adversely on the Company in the public eye; The filing of a petition in bankruptcy court for bankruptcy, reorganization, or rearrangement or an adjudication that Executive is bankrupt; The commencement of involuntary proceedings against Executive for bankruptcy or appointment of a receiver because of insolvency; If the Company determines that employee has engaged in any dishonest conduct in the course of his management duties including by way of example and not by limitation the knowing receipt of kickbacks from suppliers, misappropriation of corporate assets or opportunities, etc. If the circumstances of Employee's personal life, whether or not in the course of management duties, reflects adversely on the Company such that it would be in the Company's best interests, in its sole discretion, to terminate its business relations with Employee. The dissolution of the Company's corporate status; Executive is convicted of or pleads guilty or nolo contendere to a felony or misdemeanor involving financial misconduct, moral turpitude, controlled substances, or personal injuries caused by driving under the influence; Failure of performance by Executive that is repeated or continued after 30 day written notice to Executive of such failure and that is determined by the Board to be injurious to the business or interests of the Company and which failure is not cured by Executive within such 30 day period in the Board's sole determination. Any notice of discharge shall describe with reasonable specificity the cause or causes for the termination of Executive's employment, as well as the effective date of the termination (which effective date may be the date of such notice). If the Company terminates Executive's employment for any of the reasons set forth above, the Company shall have no further obligations hereunder from and after the effective date of termination (other than as set forth below).

(c) Termination by Executive with Notice. Executive may terminate this Agreement without liability to the Company arising from the resignation of Executive upon a three (3) month written notice to the Company. the Company retains the right after proper notice of Executive's voluntary termination to require Executive to cease employment immediately. During such notice period, Executive shall provide such consulting services to the Company as the Company may reasonably request and shall assist the Company in training his successor and generally managing an orderly transition. (d) Termination by the Company with Notice. The Company may terminate this Agreement at any time, with or without cause, upon three (3) month written notice to Executive; provided, however, upon such notice Executive shall not be required to perform any services for the Company other than during the period of one (1) month immediately following the receipt of such notice of termination in which Executive shall assist the Company in training his successor and generally preparing for an orderly transition.

9. Compensation Upon Termination.

(a) General. Upon the termination of Executive's employment under this Agreement before the expiration of the stated term hereof for any reason, Executive shall be entitled to (i) the salary earned by him before the effective date of termination, as provided in Section 3(a) hereof, prorated on the basis of the number of full days of service rendered by Executive during the year to the effective date of termination, (ii) any accrued, but unpaid, vacation benefits, and (iii) any authorized but unreimbursed business expenses. However on termination, Executive automatically forfeits any unvested fringe benefits, dividends, bonuses, and stock options, and any vesting schedule shall be adjusted on a pro rata basis parallel to ss.9(a)(i) above.

(b) Death or Disability. In the event of termination of employment hereunder on account of Executive's death or disability, Executive, Executive's heirs, estate, or personal representatives under law, as applicable, shall be entitled to the payment of Executive's Base Salary as in effect immediately prior to death or disability for a period of not less than two calendar months and not more than the earlier of six calendar months or the payment of benefits pursuant to a life or disability insurance policy, if any, purchased by the Company for Executive. Executive, beneficiary, or estate shall not be required to remit to the Company any payments received pursuant to any such insurance policy purchased by the Company. Executive is encouraged to purchase life and/or disability insurance to cover financial needs resulting from death or disability.

(c) Termination For Cause. If the employment relationship hereunder is terminated by the Company for cause (as defined in Section 8(b) hereof), Executive shall not be entitled to any severance compensation, except as provided in Section 9(a) above, subject to offset and deductions for reasonably demonstrable damages.

(d) Termination by Executive with Notice. If the employment relationship is terminated by Executive pursuant to ss.8(c) above, the Company shall remain obligated to pay Executive his salary during the three (3) month notice period or the remaining term of this Agreement, whichever is less.

(e) Termination by the Company with Notice. If the employment relationship is terminated by the Company pursuant to the provisions of ss.8(d) hereof, the Company shall remain obligated to pay Executive his salary during a nine (9) month severance period, again subject to offset and deductions for reasonably demonstrable damages. Survival. The provisions of Sections 9, 11, 12, 13, 14, and 20 hereof shall survive the termination of the employment relationship, irrespective of the manner of termination absent a specific writing providing otherwise which is signed by Executive and Board. The Parties agree that Executive's breach, violation, or threat of breach or violation of such sections will result in immediate and irreparable injury and harm to the Company, and that the Company shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance, or other equitable relief to prevent the breach or violation of the obligations hereunder. Excise Tax Limit. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company or any other person or entity to or for the benefit of Executive is a "parachute payment" (within the meaning of ss.280G of the Internal Revenue Code, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company (within the meaning of ss.280G of the Code, and would be subject to the excise tax imposed by ss.4999 of the Code) (the "Excise Tax"), the Payments shall be reduced to the extent necessary so that such remaining Payment would not be subject to the excise tax imposed by ss.4999 of the Code.

10. Other Agreements. This Agreement shall be primary with regard to other agreements between the Parties which are inconsistent in any way and shall be deemed to alter the terms of any executive compensation agreements, deferred compensation agreements, bonus agreements, general employment benefits plans, stock option plans, and any other plans or agreements entered into between Executive and the Company pursuant to which Executive has been granted specific rights, benefits, or options.

11. Non-competition. Executive agrees that, during his employment with the Company and for a period of two (2) years from the date of termination of his employment with the Company, he will not, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, Executive, consultant, agent, independent contractor, or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within any State of the United States or Province of Canada where the Company has staff, equipment, or facilities. For purposes of the foregoing, the term "Competitive Business" shall mean any business directly involved in those business activities performed by the Company during Executive's employment period. Notwithstanding the foregoing, Executive shall not be prohibited during the non-competition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company.

12. Confidential Data. Executive agrees that he will not at any time during the Employment Period or at any time thereafter for any reason, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company including, without limiting the generality of the foregoing, the techniques, methods, or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the Company's business, its manner of operation, its plans or other material data including without limitation the confidential information listed in Exhibit A. The provisions of this Section shall not apply to (i) information disclosed in the performance of Executive's duties to the Company based on his good faith belief that such a disclosure is in the best interests of Company; (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by the Company to third parties in the ordinary course of business; (iv) information lawfully received by Executive from a third party who, based upon inquiry by Executive, is not bound by a confidential relationship to the Company; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

13. Non-solicitation of Customers/Employees. Executive covenants that, during his employment with the Company and for a period of two (2) years from the date of termination of his employment with the Company, he will not (i) directly or indirectly induce or attempt to induce any customer or Executive of the Company to terminate his or her business relations with the Company or (ii) without prior written consent of the Company, offer business relations either on behalf of himself or on behalf of any other individual or entity to any customer or employee of the Company or to any former customer or employee of the Company.

14. Property of The Company. Executive acknowledges that from time to time in the course of providing services pursuant to this Agreement, he shall have the opportunity to inspect, create, or use certain property, both tangible and intangible, of the Company and Executive hereby agrees that such property shall remain the exclusive property of the Company, and Executive shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Executive's confidential information listed on Exhibit A. In addition, Executive is retained in a capacity such that his responsibilities may include the making of technical and managerial contributions of value to the Company. Executive hereby assigns to the Company all rights, title, and interest in such contributions and inventions made or conceived by Executive alone or jointly with others during the Employment Period which relate to the Business. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and
(c) the right to obtain copyright, trademark, or trade name protection for any such work product. Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company in obtaining and protecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions and inventions will be the property of Company, whether or not patented or registered for copyright, trademark, or trade name protection, as the case may be. Inventions conceived by the Executive which are not related to the Company's business or business activities, shall remain the property of the Executive. Executive agrees to return to the Company all Company property, confidential/proprietary information, and all copies of the same within five (5) days of employment termination.

15. Equitable Relief. Executive acknowledges that the services to be rendered by him are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, and the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by him of any of the provisions contained in this Agreement will cause the Company irreparable injury and damage. By reason thereof, Executive agrees that the Company shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by him. Executive hereby acknowledges and agrees that prohibitions set forth in ss.ss.11, 12, 13, and 14 are in addition to, and not in lieu of, any rights or remedies that the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent such violations, and the enforcement by the Company of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Agreement.

16. "Change of Control." The terms of this Agreement shall remain in effect in the event that (i) the Company becomes a subsidiary of another corporation or entity or is merged or consolidated into another corporation or entity or substantially all of the assets of the Company are sold to another corporation or entity; or (ii) any person, corporation, partnership, or other entity, either alone or in conjunction with its "affiliates," as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships, or other entities who are not "affiliates" but who are acting in concert, becomes the owner of record or beneficially of securities of the Company that represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of the Company's then outstanding securities entitled to elect Directors.

MISCELLANEOUS PROVISIONS

17. Non-Assignment; Successors. Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that: (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation, or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns, or designees of Executive to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

18. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be reformed to effect the fullest possible extent of the provision that is legal, valid, and enforceable. In the event that even this is not possible, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

19. Construction with Articles and Bylaws. Except as explicitly modified by this Agreement, the provisions of the Articles and Bylaws shall remain in full force and effect. Notwithstanding the foregoing, the provisions of this Agreement shall be subject to the provisions of the Articles and shall supersede the Bylaws only to the extent inconsistent herewith, and the Articles and Bylaws shall be construed in a manner that gives effect to the purposes of this Agreement and the intent of the parties hereto.

20. Mandatory Mediation/Arbitration. Given the economies of time and money as well as enhanced prospects of swiftly restoring amicable business relations, in the event of a breach, default, and/or dispute between the Parties in connection with, arising out of, or related to this Agreement and any aspect of relations between the Parties including without limitation whether an issue is arbitrable, each Party agrees exclusively to the following terms and conditions for dispute resolution and claims for relief including injunctive or other equitable relief. The Parties agree to take the following actions in the following order:

Mediation.  The  Parties  shall  agree upon a neutral  mediator  who is mutually acceptable and may be selected from those mediators offered by the Judicial Arbitration Mediation Services-Endispute ("JAMS") in Sacramento or San Francisco, but there are advantages to finding a conveniently available mediator close at hand who can readily address and help resolve problematic matters at the earliest possible stages. If a mediator is not appointed and approved ten
(10) days after the date on which one or the other Party first seeks to retain a mediator, the mediator shall be appointed by JAMS. The mediator shall have ten
(10) business days to resolve the matter; and

Arbitration. If mediation proves unsuccessful and the matter has not been resolved after ten (10) business days, any Party (the "Complaining Party") may seek arbitration, to which each Party hereby agrees to submit to personal jurisdiction, as follows:

Notice of Request. The Complaining Party shall notify in writing each party involved in the matter that it is seeking arbitration in accordance with this Section. There shall be a period of thirty (30) days after the date of such notice during which the Parties involved in the matter shall hold with the mediator at least (2) mediation meetings. If, after such thirty (30) day period as expired, such two (2) additional mediation meetings have taken place and the matter is not resolved, the Complaining Party may proceed with a formal arbitration.

Mutual Designation of the Arbitrator. The Complaining Party shall notify the other Party that it elects to have the dispute heard and determined by a former judge of the California Superior or Appellate Courts retained by JAMS under JAMS rules and procedures, and request that a hearing be held to resolve the controversy within thirty (30) days after the filing of the application or as soon thereafter as possible. The arbitration hearing shall be held in a place agreed upon between the Parties and if no such agreement is possible within ten
(10) days of discussion, the JAMS aribtrator shall designate the arbitration site. The arbitrator shall be required to grant a remedy specifically requested by a party to the arbitration, and he/she shall have no authority to fashion a remedy that has not been so specifically requested.

Expediting Resolution. Each Party agrees actively to expedite the resolution of the dispute with all reasonable efforts to secure a hearing within thirty (30) days after the filing of the Arbitration Petition, or as soon thereafter as possible. In more complicated cases upon the Arbitrator's consent, each Party may serve a single request for admissions, interrogatories, and request for production of documents in compliance with the California Rules of Civil
Procedure, and the arbitrator shall have sole and complete discretion to determine any discovery disputes.

Equitable Relief. In the event of an application for a temporary restraining order or other equitable relief, each party agrees to any and all measures necessary to secure a hearing within ten (10) business days of the Notice which may proceed even without the responding Party's presence, subject to proof satisfactory to the JAMS arbitrator that notice was effected.

Arbitrator's Decision and Confidentiality. The arbitrator shall deliver a written opinion setting forth factual findings and the decision rationale which may be reduced to a judgment and filed in any court having jurisdiction. At the expense of the moving party, the arbitrator shall reconsider the decision once upon a written motion submitted and served within ten (10) business days of the decision. The Confidentiality provisions of this Agreement shall apply to the arbitration proceeding, all evidence taken, and the opinion.

The Losing Party. The arbitrator's award or opinion shall identify by name the party or parties who shall not have prevailed in the arbitration (the "Losing Party"). In rendering the decision with respect to any state law claims, the arbitrator shall apply the laws of the State of California without regard to the application of principles of conflicts of law. The arbitrator shall assess all expenses of arbitration and mediation, including but not specifically limited to all forms of mediator's fees, arbitration fees, costs, and attorneys' fees in accordance with Paragraph 20(a) of this Agreement.

Attorneys' Fees and Costs. The costs and expenses incurred in connection with any attempt at mediation described above, including JAMS' and the mediator fees, shall be shared equally among all the Parties involved in such mediation, with each party responsible for its own attorneys' fees, if the mediation successfully resolves the matter, or if the matter is otherwise resolved without arbitration. However, if the matter is arbitrated, the Losing Party in the arbitration shall pay all the mediation costs including but not specifically limited to the mediator's fees and disbursements and attorneys' fees of the parties who are not the Losing Party as well as all costs and expenses of arbitration including but not specifically limited to JAMS' fees, attorneys' fees of parties who are not the Losing Party and costs, plus attorneys' fees incurred to enforce any award or opinion entered in any court having jurisdiction thereof. If more than one party constitutes the Losing Party, as determined by the arbitrator, all such parties shall be jointly and severally liable for all costs and expenses of mediation and/or arbitration.

Full Assessment as Incentive for Resolution by Mediation. For purposes of this Section, the phrase "costs and expenses" shall include, in addition to those items enumerated above, discovery costs, air and ground transportation, lodging, meals, and related items advanced or incurred by necessary parties to the arbitration and by witnesses, investigators, accountants, and attorneys participating in the who reside outside Northern California. For purposes of this Section, the term "attorney's fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and such fees shall not be limited to "reasonable attorney's fees" as that term may be defined by statutory or decisional authority. Judgment on such award may be entered in any court having jurisdiction over the subject matter of the controversy and shall thereafter be deemed an enforceable judgment.

Enforceability. This Agreement will be enforceable, the arbitration order/award will be final, and judgment thereon may be entered in any court of competent jurisdiction. Any complaint, adversarial claim, or action related to this Agreement prosecuted in any jurisdiction or forum other than as provided herein shall be null and void.

Survivability. This provision shall survive the termination of this Agreement. This agreement to arbitrate shall be specifically enforceable, each Party waiving rights to jury trial and appeal in the interests of maximizing economy, privacy, and swift resolution while minimizing expense, hostilities, and delay.

--------     --------
Employer     Employee

21. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)      If to Employer:   Prime Companies, Inc.
                           409 Center Street
                           Yuba City, CA 95991
                                      (530) 755-3580
                           Facsimile: (530) 671-3215
                           e-mail: adminpri@primecompanies.com

(b)      If to Executive:  _________________


(c)      and in all cases to:
                           Mr. Irving Pfeffer, Esq.
                           155 Montgomery Street, Suite 609
                           San Francisco, CA  94104
                                      (415) 296-7272
                           Facsimile: (415) 296-8780
                           e-mail: pfefferlaw@aol.com

or to such other respective addresses as the Parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex, or personal delivery, on the date of actual transmission or, as the case may be, personal delivery, in each case followed by posting with the U. S. Postal Service by certified mail. The Parties further consent and agree that notice given pursuant to this section shall be effective in securing personal jurisdiction for dispute resolution with JAMS.

22. Further Actions. Whether or not specifically required under the terms of this Agreement, each Party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

Waiver of Breach. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or Company.

Governing Law. This agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of California.


25. Assignment. This Agreement is personal to Executive and may not be assigned in any way by Executive without the prior written consent of the Company. This Agreement shall not be assignable or delegable by the Company, other than to an affiliate of the Company, except if there is a Change of Control as defined in
Section 16, the Company may assign its rights and obligations hereunder to the person, corporation, partnership or other entity that has gained such control.

26. Interpretation. Neither this Agreement nor any amendment hereto nor any uncertainty or ambiguity herein shall be construed or resolved against the Company or Employee, whether under any rule of construction or otherwise. On the contrary, this Agreement and any amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be used in the construction or the interpretation of this Agreement or any amendments hereto.

27. Entire Agreement & Modification: This Agreement merges and supersedes all prior agreements, negotiations, warranties, and representations by or between the Parties on the subjects addressed herein, whether oral, written, or both, and constitutes the entire understanding with respect to this subject matter. Any inconsistencies or ambiguities shall not be interpreted for or against either Party. This Agreement may be modified only with a writing signed by both Parties and approved by the Board, may be signed in counterparts, and may be deemed an original including signature pages even in facsimile copy. No promise, warranty, representation, or amendment shall be binding unless in writing and signed by the Party to be charged.

28. Good Faith. The Parties intend and agree that their respective rights, duties, powers, liabilities, obligations, and discretionary acts shall be performed, carried out, discharged, and exercised reasonably in good faith and in fair dealing with the other Party, shareholders, directors, officers, employees, customers, and suppliers of the Company.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement. PRIME COMPANIES, INC.

By: ________________                        By: _________________________
Name: Norbert J. Lima                           Name: Joseph Gebhardt
Title: Chief Executive Officer                  Title: Head of Acquisitions








EXECUTIVE:                                      APPROVED BY THE BOARD:
By:__ ___________          By:____           By:__ ___________         By:____

EXHIBIT A - CONFIDENTIAL/PROPRIETARY INFORMATION

         Generally, the Company's confidential and propriety information includes all property, tangible and intangible, regardless of how stored in writing, magnetically encoded, photographic, laser imprinted, or computerized, etc. Upon termination of employment, Executive shall be entitled only to remove his personal belongings. More specifically but without limitation, Confidential/Proprietary Information includes the following:

All Company trade secrets and all business plans including strategic plans, product plans, marketing plans, financial plans, operating plans, resource plans, all research and development plans including all records, data, illustrations, computer files, and any other documentation produced by or related to such efforts;

All Company business records including customer, supplier, and personnel lists and information, all internally prepared documents, all sales, accounting, and business activity records and files;

All documents, software, records, files, internal policies, procedures, methods, and approaches which have been developed or adopted by to Prime Companies, Inc. and are not public.

Any  information  relating to the marketing,  pricing,  contracts,  discounting,
employment,   job   responsibility,   performance,   salaries,   and   personnel
compensation of any other employee with the Company.

Any information, knowledge, or data that Executive receives in confidence or acquires from the Company or its staff or customers or that Executive may develop during the course of his employment and which relates to or is a trade secret of the company or its customers as contained in formulas, patterns, toolings, devices, processes, methods, machines, compositions, discoveries, inventions, designs, compilations of information, records, specifications, customer/employee/supplier lists, or otherwise.